UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2021

OPEN LENDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39326	84-5031428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. MoPac Expressway

Suite 450

Austin, Texas 78746

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 512-892-0400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On March 19, 2021, Open Lending Corporation (the “Borrower”) entered into a credit agreement (the “Credit Agreement”) among the Borrower, certain subsidiaries of the Borrower (together with the Borrower, the “Loan Parties”), Wells Fargo Bank, N.A. (the “Administrative Agent”) and the other lenders from time to time party thereto that provides for a senior secured term loan facility of up to $125.0 million was funded on the closing date (the “Term A Loans”) along with a senior secured revolving loan facility of up to $50.0 million at any time outstanding (the “Revolving Facility, and, together with the Term A Loans, the “Credit Facilities”).

The proceeds of the Credit Facilities will be used to refinance existing indebtedness and for working capital and other general corporate purposes.

Borrowings under the Credit Agreement bear interest at a variable rate based on the net secured leverage ratio, subject to a floor of 0.0%. The anticipated opening interest rate of the Credit Facilities is L + 2.00%, which represents a significantly lower rate than the Borrower paid on its previous indebtedness.

The Credit Facilities mature on March 19, 2026 (the “Maturity Date”). Subject to the terms and conditions set forth in the Credit Agreement, the Borrower may be required to make certain mandatory prepayments prior to the Maturity Date.

All obligations under the Credit Agreement will be secured, subject to certain exceptions, by a security interest in substantially all assets of the Loan Parties.

The Credit Agreement contains affirmative and negative covenants customarily applicable to senior secured credit facilities, including covenants that, among other things, will limit or restrict the ability of the Loan Parties, subject to negotiated exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of assets, pay dividends or make other distributions, voluntarily prepay other indebtedness, enter into transactions with affiliated persons, make investments, and change the nature of their businesses.

The Credit Agreement also contains customary events of default, including, subject to thresholds and grace periods, among others, payment default, covenant default, cross default to other material indebtedness, and judgment default.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement, dated as of March 19, 2021, by and among Open Lending Corporation, the Administrative Agent and the financial institutions party thereto as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Charles D. Jehl
Name:	Charles D. Jehl
Title:	Chief Financial Officer

Date: March 25, 2021

2